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                                                                   EXHIBIT 10.76

                                    AMENDMENT


        AMENDMENT, dated as of February 10, 1998 (this "Amendment"), to the Excess Yield and Servicing Rights Purchase and Assumption Agreement, dated as of January 22, 1998 (as amended, supplemented or otherwise modified from time to time, the "Excess Yield Agreement"), among GREENWICH CAPITAL MARKETS, INC., as purchaser (the "Purchaser"), and MEGO MORTGAGE CORPORATION, as seller (the "Seller")

                                    RECITALS

        WHEREAS, pursuant to the Excess Yield Agreement, the Seller has sold and transferred and the Purchaser has purchased the Excess Yield and Servicing Rights with respect to Existing Conventional Loans (as defined in the Excess Yield Agreement),

        WHEREAS, pursuant to the Excess Yield Agreement, the Seller contemplated selling to the Purchaser the Existing FHA Loans on the FHA Loan Closing Date, but the FHA Loan Closing Date has never taken place and such sale has never been consummated;

        WHEREAS, the Seller desires to sell and transfer and the Purchaser desires to purchase certain Additional Conventional Loans (as defined herein) pursuant to the Amended and Restated Master Loan Purchase and Servicing Agreement, dated as of October 1, 1996 (the "Original Agreement");

        WHEREAS, the Seller desires to sell and transfer and the Purchaser desires to purchase the Excess Yield and Servicing Rights with respect to the Additional Conventional Loans pursuant to the Excess Yield Agreement, as modified by this Amendment; and

        WHEREAS, the Seller and the Purchaser desire to amend the Excess Yield Agreement solely with respect to the Additional Conventional Loans, and that with respect to Existing Loans (as defined in the Excess Yield Agreement), the original Excess Yield Agreement terms shall continue to govern.

        NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

        1. Defined Terms. Unless otherwise defined herein, terms defined in the Excess Yield Agreement are used herein as therein defined.

        2. Amendments. Except as expressly amended hereby, the Excess Yield Agreement shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof. All provisions contained in this


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Amendment shall only apply to Additional Conventional Loans and shall in no way modify the terms relating to Existing Loans (as defined in the Excess Yield Agreement). Additionally, sections of the Excess Yield Agreement not modified by this Amendment shall, as of the Additional Conventional Loan Closing Date, apply to the Additional Conventional Loans to the same extent as they applied to the Existing Conventional Loans. Sections or definitions of the Excess Yield Agreement corresponding to the section or definition below are hereby amended by deleting such section or definition and substituting in lieu thereof the following:

               a) Additional Conventional Loans. All Additional Conventional
                  Loans, as further described on the Additional Conventional Loan Schedule attached hereto as Exhibit I.

               b) Additional Conventional Loan Closing Date. The date on which the Purchaser shall pay the Additional Conventional Loan Purchase Price to the Seller, which date shall be February 10, 1998, or such other date or dates as shall be mutually agreed upon by the parties hereto.

               c) Additional Conventional Loan Purchase Price. The price to be paid by the Purchaser to the Seller in exchange for the Excess Yield and the Servicing Rights with respect to the Additional Conventional Loans as set forth in Article III of the Excess Yield Agreement.

               d) Additional Conventional Loan Cut-Off Date. The close of business on February 3, 1998.

               e) Existing Conventional Loans. As defined in the Excess Yield
                  Agreement, and hereafter including all Additional Conventional Loans.

               f) Existing Loans: As defined in the Excess Yield Agreement, and hereafter including all Additional Conventional Loans.

               g) Servicing Expiration Date. The Servicing Expiration Date shall mean February 28, 1998, as such date may be extended from time to time pursuant to Section 7.03 of the Excess Yield Agreement.

               h) Section 2.01. Additional Conventional Loans.

                  (a) On the Additional Conventional Loan Closing Date, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser (to the extent that the following have not already been conveyed to the Purchaser under the Original Agreement), without recourse, subject to the following sentence, but subject to the terms of this Agreement, (i) all right, title and interest of the Seller in and to the Excess Yield and the Servicing Rights with respect to the Additional Conventional Loans as of the Additional Conventional Loan Cut-Off Date, and (ii) all of the Seller's rights under the PEC Sub-Servicing Agreement with respect to Additional Conventional

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                  Loans as of the Additional Conventional Loan Cut-Off Date.
                  Notwithstanding the foregoing sentence, the Seller shall upon demand of the Purchaser repurchase from the Purchaser, at the Repurchase Price, any such Additional Conventional Loan that thereafter becomes a Delinquent Loan (as defined in the Original Agreement); provided, however, that the Seller's liability pursuant to this sentence shall not, in the aggregate, exceed the product of (i) 0.025 and (ii) the aggregate "Cut-Off Date Principal Balance" of the Additional Conventional Loans as set forth on Exhibit A (such product, the "Recourse Limit").

                  (b) On the Additional Conventional Loan Closing Date, the Purchaser does hereby (to the extent that the following have not already been conveyed to the Purchaser under the Original Agreement), (i) accept assignment of all right, title and interest of the Seller in and to the Excess Yield and the Servicing Rights with respect to the Additional Conventional Loans as of the Additional Conventional Loan Cut-Off Date and
                  (ii) assume, subject to the terms of this Agreement, all obligations of the Seller with respect to the Servicing Rights and the PEC Sub-Servicing Agreement relating to the Additional Conventional Loans as of the Additional Conventional Loan Cut-Off Date; provided, however, that the Purchaser expressly does not assume any liability relating to or in any way arising out of the foregoing obligations prior to the Additional Conventional Loan Cut-Off Date.

                  (c) Notwithstanding the foregoing and notwithstanding the servicing provisions contained in the Original Agreement, for the period beginning on the Additional Conventional Loan Closing Date and ending on the Servicing Termination Date, the Seller shall service the Additional Conventional Loans pursuant to the revised Servicing Addendum, attached hereto as Exhibit F, as described in Article VII hereof.

                  (d) From and after the Additional Conventional Loan Closing Date, and notwithstanding the fact that certain documents, files, records or other information which comprise a portion of the Servicing Rights may remain at the Seller's premises until the Servicing Termination Date or thereafter, (i) the Seller's right to service the Additional Conventional Loans shall absolutely and irrevocably terminate (subject to Article VII hereof) and (ii) the Seller shall have no property, contract, possessory or other right, title or interest of any nature whatsoever in or to the Servicing Rights (including any such documents, files, records or other information at the Seller's premises, all of which shall be the sole property of the Purchaser) or the Excess Yield with respect to the Additional Conventional Loans. The Purchaser and Seller agree that no termination fee, liquidated damages or any other fee or monies triggered by the termination of the Seller's right to service the Additional Conventional Loans shall be payable to the Servicer as a result of the termination of such servicing and the transactions

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                  contemplated by this Agreement, it being expressly understood that the payment of the Additional Conventional Loan Purchase Price by the Purchaser shall constitute, in and of itself, the full consideration payable to the Seller for its sale of the Excess Yield and the Servicing Rights with respect to the Additional Conventional Loans and the other transactions contemplated hereby; provided, however, that the Seller shall be entitled to receive the Servicing Fee as and when contemplated by the Original Agreement, as modified by Exhibit F, with respect to its servicing of the Additional Conventional Loans for the Purchaser for the period from the Additional Conventional Loan Cut-Off Date until the Servicing Termination Date.

               i) Section 2.03 Intention of the Parties.

                          It is the express intention of the parties hereto that
                  the transactions contemplated by this Agreement and the Original Agreement be, and be construed as, a sale of rights and interests relating to the Additional Conventional Loans by the Seller and not a pledge of the rights and interests relating to the Additional Conventional Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that the Additional Conventional Loans and other rights transferred under this Agreement are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Additional Conventional Loans and related rights then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of the Uniform Commercial Code of any applicable jurisdiction and the Seller hereby grants to the Purchaser a security interest in all of Seller's right, title and interest, whether now owned or hereafter acquired, in and to the Additional Conventional Loans; (b) the possession by the Purchaser of the related Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party", or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code of any applicable jurisdiction (including, without limitations,
                  Section 9-305, 8-313 or 8-321 thereof); (c) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law; and
                  (d) for purposes of this Agreement and the Pricing Letter, "Loan Documents' shall include UCC-1 financing statements in form acceptable for filing in the applicable jurisdictions in which are located the principal place of business and the executive offices of the Seller and executed by the Seller in favor of the Purchaser.

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            j)   ARTICLE IV ADDITIONAL PAYMENTS:

                          The Purchaser and the Seller understand that the
                  Purchaser shall have the right to sell the Additional Conventional Loans in whole or in part in its discretion on a servicing released or servicing retained basis.

                          The Purchaser acknowledges that the Seller has made
                  certain contacts and tentative arrangements with potential purchasers of the Additional Conventional Loans, and agrees that it shall pay to the Seller a fee (such fee, the "Additional Payments") equal to:

                             (a) With respect to any Purchaser Disposition of an
                      Additional Conventional Loan, except as provided in paragraph (b) below, an amount equal to the product of the Disposition Net Proceeds and (i) 87.5%, in the case of a sale consummated within 30 days following the Additional Conventional Loan Closing Date for such Loan, (ii) 80%, in the case of a sale consummated between 31 and 60 days following the Additional Conventional Loan Closing Date for such Loan, (iii) 66 2/3%, in the case of a sale consummated between 61 and 90 days following the Additional Conventional Loan Closing Date for such Loan and (iv) 33 1/3%, in the case of a sale consummated 91 or more days following the Additional Conventional Loan Closing Date for such Additional Conventional Loan, or such other amounts agreed upon by the parties from time to time.

                             (b) With respect to a Purchaser Disposition of an
                      Additional Conventional Loan which is arranged solely by the Purchaser, an amount equal to the product of (i) 66 2/3% and (ii) the amount otherwise applicable pursuant to paragraph (a) above.

               k) Section 9.01. Additional Conventional Loan Closing.

                  (a) The closing for the purchase and sale of the Excess Yield and the Servicing Rights with respect to the Additional Conventional Loans, shall take place on the Additional Conventional Loan Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

                  (b) The closing shall be subject to the following conditions:

                      (i) all of the representations and warranties of the
                          Seller and the Purchaser under this Agreement shall be true and correct as of the Additional Conventional Loan Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;


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                      (ii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9.01(c) of this Agreement, in such forms as are agreed upon and acceptable to the Seller and the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                     (iii) the Seller shall have received the amount of the
                          Additional Conventional Loan Purchase Price by wire transfer of immediately available federal funds to the account designated by the Seller;

                      (iv) PEC shall have consented to the assignment of the PEC
                          Sub-Servicing Agreement with respect to the Additional Conventional Loans on such terms and conditions as shall be acceptable to the Purchaser in its sole discretion, including without limitation terms and conditions relating to the Purchaser's ability to terminate PEC as subservicer of the PEC Sub-Servicing Agreement with respect to the Additional Conventional Loans as contemplated hereunder;

                       (v)  the "Collection Account" and the "REO Account"
                          referenced in the Original Agreement shall be in the name of the Purchaser within three (3) Business Days following the Additional Conventional Loan Closing Date; and

                      (vi) all other terms and conditions of this Agreement to
                          be performed or satisfied on or before the Additional Conventional Loan Closing Date shall have been complied with.

                  (c) The closing documents to be delivered on the Additional
                      Conventional Loan Closing Date shall consist of fully executed originals of the following documents:

                      (i)   this Agreement;

                      (ii) an Officer's Certificate from the Seller in the form attached hereto as Exhibit B;

                     (iii) an Opinion of Counsel from the Seller in the form attached hereto as Exhibit C;

                      (iv) a "true sale" Opinion of Counsel from the Seller, in form and substance satisfactory to the Purchaser;

        3. Effectiveness. This Amendment shall become effective upon receipt by the Purchaser of evidence satisfactory to the Purchaser that this Amendment has been executed and delivered by the Seller.

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        4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        5. Expenses. The Seller agrees to pay and reimburse the Purchaser for all of the out-of-pocket costs and expenses incurred by the Purchaser in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of counsel to the Purchaser.

        6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGES FOLLOW]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.



                                            MEGO MORTGAGE CORPORATION
                                                   as Seller



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            GREENWICH CAPITAL MARKETS, INC.,
                                             as Purchaser



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:





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                                    EXHIBIT I

                      ADDITIONAL CONVENTIONAL LOAN SCHEDULE